Inland Real Estate Corporation
                              Sticker Supplement

This Supplement No. 17 to our Prospectus which is dated April 7, 1998 updates information contained in the "Management," "Real Property Investments" and "Plan of Distribution" sections of the Prospectus. Any word that is capitalized in this supplement but not defined has the same meaning as in our Prospectus.

                                  Management

The Management Agreements for the properties we own each include a provision that allows either the Management Agent or us to terminate the Management Agreement by sending notice of termination not less than 30 days prior to December 31, 1998. We have not received any notice of termination from the Management Agent for any of the Management Agreements and, therefore, the term of each of the Management Agreements has been automatically extended for a one year period, expiring on December 31, 1999.

                           Real Property Investments

Marketplace at Six Corners, Chicago, Illinois

On November 30, 1998, we purchased a property known as "Marketplace at Six Corners" for approximately $18,875,000. The property is located in Chicago, Illinois and contains approximately 117,000 square feet of leasable space. Its anchor tenants are Marshall's and Jewel/Osco.

CarMax - Tinley Park, Tinley Park, Illinois

On December 1, 1998, we purchased  a  property  known as "CarMax - Tinley Park"
for approximately  $18,900,000.    The  property  is  located  in  Tinley Park,
Illinois and contains approximately 94,518 square feet of leasable space.

CarMax - Schaumburg, Schaumburg, Illinois

On December 1, 1998, we purchased a property known as "CarMax - Schaumburg" for approximately $20,600,000. The property is located in Schaumburg, Illinois and contains approximately 93,333 square feet of leasable space.

Staples, Freeport, Illinois

On  December  2,  1998,  we  purchased   a  property  known  as  "Staples"  for
approximately $2,694,000. The property is located in Freeport, Illinois and contains approximately 24,049 square feet of leasable space.

Park Center, Tinley Park, Illinois

On December 4, 1998, we purchased a property known as "Park Center" for approximately $15,500,000. The property is located in Tinley Park, Illinois and contains approximately 193,179 square feet of leasable space. Its anchor tenant is Cub Foods.


          Real Property Investments - Potential Property Acquisitions

Plymouth Collection Center, Plymouth, Minnesota

We anticipate purchasing the entire fee simple interest in the Plymouth Collection Center located in Plymouth, Minnesota. The Plymouth Collection Center was constructed in 1998. It is a single story, multi-tenant Neighborhood Retail Center containing 40,815 rentable square feet. We anticipate purchasing the Plymouth Collection Center for approximately $6,626,000.

Circuit City, Traverse City, Michigan

We anticipate purchasing the entire fee simple interest in a Circuit City located in Traverse City, Michigan. This property was constructed in 1998 and is a single-user retail center containing 21,337 rentable square feet. We anticipate purchasing this property for approximately $2,900,000.

Hawthorn Hills Fashion Square, Vernon Hills, Illinois

We anticipate purchasing the entire fee simple interest in a Hawthorn Hills Fashion Square located in Vernon Hills, Illinois. This property was constructed in 1986 and is a single story multi-tenant retail center containing 204,584 rentable square feet. We anticipate purchasing this property for approximately $20,000,000.


Colonial Plaza Shopping Center, Bloomington, Illinois

We anticipate purchasing the entire fee simple interest in a Colonial Plaza Shopping Center located in Bloomington, Illinois. This property was constructed in 1962 and is a single story multi-tenant retail center containing 229,616 rentable square feet. We anticipate purchasing this property for approximately $13,700,000.


Hollywood Video, Hammond, Indiana

We anticipate purchasing the entire fee simple interest in a Hollywood Video located in Hammond, Indiana. This property was constructed in 1998 and is a single-user retail center containing 7,488 rentable square feet. We anticipate purchasing this property for approximately $1,374,000.


                             Plan of Distribution

We commenced this Offering of 25,000,000 shares on April 7, 1998. As of December 14, 1998, we had sold 14,429,281 shares resulting in net proceeds of $153,892,290. Inland Securities Corporation, an Affiliate of our Advisor, is dealer-manager of this Offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of December 14, 1998, the commissions and fees incurred to Inland Securities Corporation totaled $15,078,598. Our Advisor is entitled to receive an Advisor Asset Management fee, as described more fully in our Prospectus. We also pay an Affiliate of the Advisor fees to manage and lease our properties. This arrangement is also described more fully in our Prospectus. We may pay Acquisition Expenses up to .5% of the money that we raise in this Offering but in no event will we pay Acquisition Expenses on an individual property that exceed 6% of the purchase price of that property.








                               SUPPLEMENT NO. 17
                            DATED DECEMBER 14, 1998
                     TO OUR PROSPECTUS DATED APRIL 7, 1998
                       OF INLAND REAL ESTATE CORPORATION

We are providing this Supplement No. 17 to you in order to supplement our Prospectus. We previously supplemented our Prospectus by providing you with Supplement No. 16 dated November 20, 1998, Supplement No. 15 dated November 4, 1998, Supplement No. 14 dated October 19, 1998, Supplement No. 13 dated October 15, 1998 and Supplement No. 12 dated October 7, 1998. Supplement No. 12 combined all of the information contained in Supplement Nos. 1 through 11. Therefore, you must read this Supplement No. 17, Supplement No. 16, Supplement No. 15, Supplement No. 14, Supplement No. 13, Supplement No. 12 and the Prospectus for the most up to date information. This Supplement No. 17 updates information in the "Management," "Real Property Investments" and "Plan of Distribution" sections of our Prospectus. Any word that is capitalized in this Supplement but not defined has the same meaning as in our Prospectus.

                                  Management

The Management Agreements for the properties we own each include a provision that allows either the Management Agent or us to terminate the Management Agreement by sending notice of termination not less than 30 days prior to December 31, 1998. We have not received any notice of termination from the Management Agent for any of the Management Agreements and, therefore, the term of each of the Management Agreements has been automatically extended for a one year period, expiring on December 31, 1999.


                           Real Property Investments

Marketplace at Six Corners, Chicago, Illinois

On November 30, 1998, we purchased the entire fee simple interest in a Neighborhood Retail Center located at Irving Park Road and Cicero Avenue in Chicago, Illinois known as "Marketplace at Six Corners." We purchased Marketplace at Six Corners from Six Corners Development L.L.C., an unaffiliated third party, for approximately $18,875,000 or approximately $161.32 per square foot. We paid for the purchase price for this property entirely in cash and cash equivalents. We believe the purchase price was fair and reasonable based on, among other things, an appraisal from a third party that we received and presented to our board of directors.

We subsequently borrowed $11,200,000 and gave the lender security interest in this property. The loan requires us to pay interest on a monthly basis at a rate equal to 6.85% per annum. The principal amount of the loan is due December 1, 2003. We paid loan fees at closing of $56,000.

Marketplace at Six Corners, built in 1997, is comprised of two one-story, multi-tenant retail facilities, containing a total of 117,000 leasable square feet. As of November 30, 1998, Marketplace at Six Corners was 100% leased. We considered a variety of factors in deciding to purchase this property including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. We believe that the center is located within a densely populated and vibrant economic area. We like this center because it is grocery anchored, three of the tenants are public companies and the last tenant is a jeweler who has been in business for 40 years.

We do not anticipate making any significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the center's tenants are obligated to pay a substantial portion of any monies spent on repairs and improvements.

The table below sets forth the occupancy rate at Marketplace at Six Corners expressed as a percentage of total gross leasable area and the average annual base rent per square foot:

                                     Occupancy Rate              Effective
                                          as of                Annual Rental
                                      December 31,           Rate Per Leasable
            Year Ending               of Each Year               Square Ft
           December 31,                    (%)                      ($)
           ------------               ------------             -------------
               1997                        98                      15.11

Tenants leasing more than 10% of the total gross leasable area of the property are Marshall's, a discount clothing store and Jewel/Osco, a grocery/drug store. These leases require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                                          Per Square
                  Approximate               Foot Per
                     GLA       % of Total    Annum           Lease Term
  Lessee            Leased        GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------
Marshall's          34,000        29         15.00      Currently    07/31/02
                                             16.00      08/01/02     07/31/07
                                             17.00      08/01/07     01/31/13
  Option 1                                   18.00      02/01/13     01/31/18
  Option 2                                   19.00      02/01/18     01/31/23
  Option 3                                   20.00      02/01/23     01/31/28

Jewel/Osco          70,000        60         15.00      Currently    11/30/12
  Option 1                                   15.00      12/01/12     11/30/27
  Option 2                                   15.00      12/01/27     11/30/42

For federal income tax purposes, our depreciable basis in Marketplace at Six Corners will be approximately $14,000,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years.

Real estate taxes payable in 1998 for the tax year ended 1997 were $223,362. The real estate taxes payable were calculated by multiplying the assessed value by an equalizer of 2.1489% and a tax rate of 8.843%.

On November 30, 1998, a total of 117,000 square feet was leased to five tenants at Marketplace at Six Corners. The following tables set forth information with respect to the amount of and expiration of the leases at this Neighborhood Retail Center:

                  Approximate                         Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option         ($)            ($)
  ------          ----------    -----     ------     -----------    -----------
Marshall's           34,000     01/13     3/5 yr.    $  510,000       $15.00
Kay-Bee Toy &
  Hobby Shop          5,000     12/02     1/5 yr.       100,000        20.00
Blockbuster Video     6,000     08/07     2/5 yr.       108,000        18.00
Sandberg Jewelers     2,000     03/03        -           36,000        18.00
Jewel/Osco           70,000     11/12    2/15 yr.     1,050,000        15.00



                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998-
     2001        -           -           -        1,804,000        -           -             -

   2002          1          5,000     100,000     1,804,000      20.00        4.27          5.54

   2003          1          2,000      36,000     1,756,000      18.00        1.71          2.05

   2004-
     2006        -           -           -        1,720,000        -           -             -

   2007          1          6,000     126,000     1,720,000      21.00        5.13          7.33


(1) We made no assumptions regarding the  re-leasing  of  expired  leases.   It is the opinion of our
management that the space will be re-leased at market rates at the time of re-leasing.




We received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers. The appraisal reported a fair market value for the Marketplace at Six Corners property, as of September 8, 1998, of $19,000,000. You should note that appraisals are estimates of value and, therefore, you should not rely upon them as a measure of true worth or realizable value.

CarMax - Tinley Park, Tinley Park, Illinois

On December 1, 1998, we purchased the entire fee simple interest in a single-user retail center located at 18800 South Oak Park Avenue in Tinley Park, Illinois known as "CarMax - Tinley Park." We purchased CarMax - Tinley Park from Circuit City Stores, Inc., an unaffiliated third party, for approximately $18,900,000 or approximately $199.96 per square foot. We paid for the purchase price for this property entirely in cash and cash equivalents. We believe the purchase price was fair and reasonable based on, among other things, an appraisal from a third party that we received and presented to our board of directors.

CarMax - Tinley Park, built in 1998, is a one-story, single-tenant retail facility, containing a total of 94,518 leasable square feet. As of December 1, 1998, CarMax - Tinley Park was 100% leased. We considered a variety of factors in deciding to purchase this property including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. We believe that the center is located within a vibrant economic area. We liked the fact that the lease for this property is with Circuit City Stores, Inc., which is a public company.

We do not anticipate making any  significant repairs and improvements to CarMax
- Tinley Park over the next few years. However, if we were to make any repairs or improvements, the center's tenant is obligated to pay a substantial portion of any monies spent on repairs and improvements.

Circuit City Stores, Inc. (CarMax). leases 100% of the total gross leasable area of the property. This lease requires the tenant to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                                          Per Square
                  Approximate               Foot Per
                     GLA       % of Total    Annum           Lease Term
  Lessee            Leased        GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------

Circuit City Stores,
  Inc. (CarMax)      94,518      100         20.36      Currently    01/31/21

For federal income tax purposes, our depreciable basis in CarMax - Tinley Park will be approximately $11,500,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years. The tenant will pay all real estate taxes directly.

On December 1, 1998, a total of 94,518 square feet was leased to one tenant at CarMax - Tinley Park. The following tables set forth information with respect to the amount of and expiration of the lease at this single-user retail center:

                  Approximate                         Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option         ($)            ($)
  ------          ----------    -----     ------     -----------    -----------
Circuit City Stores,
  Inc. (CarMax)     94,518      01/21    2/10 yr.     1,924,020        20.36



                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases         Rent      Leases        Leases       Leases
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998-
     2007         -          -           -        1,924,020        -           -             -





We received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers. The appraisal reported a fair market value for the CarMax - Tinley Park property, as of June 22, 1998, of $19,000,000. You should note that appraisals are estimates of value and, therefore, you should not rely upon them as a measure of true worth or realizable value.

CarMax - Schaumburg, Schaumburg, Illinois

On December 1, 1998, we purchased the entire fee simple interest in a single-user retail center located at 250 East Golf Road in Schaumburg, Illinois known as "CarMax - Schaumburg." We purchased CarMax - Schaumburg from Circuit City Stores, Inc., an unaffiliated third party, for approximately $20,600,000 or approximately $220.72 per square foot. We paid for the purchase price for this property entirely in cash and cash equivalents. We believe the purchase price was fair and reasonable based on, among other things, an appraisal from a third party that we received and presented to our board of directors.

CarMax - Schaumburg, built in 1998, is a one-story, single-tenant retail facility, containing a total of 93,333 leasable square feet. As of December 1, 1998, CarMax - Schaumburg was 100% leased. We considered a variety of factors in deciding to purchase this property including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. We believe that the center is located within a vibrant economic area. We liked the fact that the lease for this property is with Circuit City Stores, Inc., which is a public company.

We do not anticipate making any  significant repairs and improvements to CarMax
- Schaumburg over the next few years. However, if we were to make any repairs or improvements, the center's tenant is obligated to pay a substantial portion of any monies spent on repairs and improvements.

Circuit City Stores, Inc. (CarMax), leases 100% of the total gross leasable area of the property. This lease requires the tenant to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                                          Per Square
                  Approximate               Foot Per
                     GLA       % of Total    Annum           Lease Term
  Lessee            Leased        GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------

Circuit City Stores,
  Inc. (CarMax)      93,333      100         22.47      Currently    01/31/21

For federal income tax purposes, our depreciable basis in CarMax - Schaumburg will be approximately $12,700,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years. The tenant will pay all real estate taxes directly.

On December 1, 1998, a total of 93,333 square feet was leased to one tenant at CarMax - Schaumburg. The following tables set forth information with respect to the amount of and expiration of the lease at this single-user retail center:

                  Approximate                         Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option         ($)            ($)
  ------          ----------    -----     ------     -----------    -----------
Circuit City Stores,
  Inc. (CarMax)     93,333      01/21    2/10 yr.     2,097,084        22.47













                                      -6-


                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases         Rent      Leases        Leases       Leases
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998-
     2007         -          -           -        2,097,084        -           -             -





We received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers. The appraisal reported a fair market value for the CarMax - Schaumburg property, as of July 28, 1998, of $21,000,000. You should note that appraisals are estimates of value and, therefore, you should not rely upon them as a measure of true worth or realizable value.


Staples, Freeport, Illinois

On December 2, 1998, we purchased the entire fee simple interest in a single-user retail center located at 1722-1724 S. West Avenue in Freeport, Illinois known as "Staples." We purchased Staples from Freeport Development Group, L.L.C., an unaffiliated third party, for approximately $2,694,000 or approximately $112.02 per square foot. We paid for the purchase price for this property entirely in cash and cash equivalents. We believe the purchase price was fair and reasonable based on, among other things, an appraisal from a third party that we received and presented to our board of directors.

Staples, built in 1998, is a one-story, single-tenant retail facility, containing a total of 24,049 leasable square feet. As of December 2, 1998, Staples was 100% leased. We considered a variety of factors in deciding to purchase this property including location, demographics, price per square foot, existing rental rates compared to market rates, and occupancy. We believe that the center is located within a vibrant economic area.

We do not anticipate making any significant repairs and improvements to Staples over the next few years. However, if we were to make any repairs or improvements, the tenant is obligated to pay a substantial portion of any monies spent on repairs and improvements.

One tenant, Staples, an office  supply  store,  leases  100% of the total gross
leasable area of the property.    This  lease  requires  the tenant to pay base
annual rent on a monthly basis as follows:

                                           Base Rent
                                          Per Square
                  Approximate               Foot Per
                     GLA       % of Total    Annum           Lease Term
  Lessee            Leased        GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------

Staples              24,049      100         11.50      Currently    09/30/13
  Option 1                                   12.00      10/01/13     09/30/18
  Option 2                                   12.50      10/01/18     09/30/23
  Option 3                                   13.00      10/01/23     09/30/28
  Option 4                                   13.50      10/01/28     09/30/33

For federal income tax purposes, our depreciable basis in Staples will be approximately $2,000,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years.

On December 2, 1998, a total of 24,049 square feet was leased to one tenant at Staples. The following tables set forth information with respect to the amount of and expiration of the lease at this single-user retail center:

                  Approximate                         Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option         ($)            ($)
  ------          ----------    -----     ------     -----------    -----------

Staples             24,049      09/13     4/5 yr.      276,564         11.50



                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998-
     2007        -           -           -         276,564         -           -             -




We received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers. The appraisal reported a fair market value for the Staples property, as of April 15, 1998, of $2,725,000. You should note that appraisals are estimates of value and, therefore, you should not rely upon them as a measure of true worth or realizable value.

Park Center, Tinley Park, Illinois

On December 4, 1998, we purchased the entire fee simple interest in a Community Center located at 16024 S. Harlem Avenue in Tinley Park, Illinois known as "Park Center." We purchased Park Center from Prudential Insurance Co. of America, an unaffiliated third party, for approximately $15,500,000 or approximately $80.24 per square foot. We paid for the purchase price for this property entirely in cash and cash equivalents. We believe the purchase price was fair and reasonable based on, among other things, an appraisal from a third party that we received and presented to our board of directors.

Park Center, built in 1988, is a one-story, multi-tenant retail facility, containing a total of 193,179 leasable square feet. As of December 4, 1998, Park Center was 79% leased (100% leased if the master lease, which lasts for three years, is considered). We considered a variety of factors in deciding to purchase this property including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and occupancy. We believe that the center is located within a vibrant economic area.

We anticipate making approximately $395,000 of repairs and improvements to Park Center over the next few years, primarily for parking lot overlay. We will pay for these improvements from working capital reserves.

The table below sets forth the occupancy rate at Park Center expressed as a percentage of total gross leasable area and the average annual base rent per square foot:

                                     Occupancy Rate              Effective
                                          as of                Annual Rental
                                      December 31,           Rate Per Leasable
            Year Ending               of Each Year               Square Ft
           December 31,                    (%)                      ($)
           ------------               ------------             -------------
               1997                        74                      6.94
               1996                        68                      7.22
               1995                        90                      9.75
               1994                        93                      9.04
               1993                        96                      5.16

One tenant, Cub Foods, a grocery store, leases more than 10% of the total gross
leasable area of the property.    This  lease  requires  the tenant to pay base
annual rent on a monthly basis as follows:

                                           Base Rent
                                          Per Square
                  Approximate               Foot Per
                     GLA       % of Total    Annum           Lease Term
  Lessee            Leased        GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------
Cub Foods           61,000        32        6.50        Current      08/31/08
  Option 1                                  7.00        09/01/08     08/31/13
  Option 2                                  7.50        09/01/13     08/31/18
  Option 3                                  8.00        09/01/18     08/31/23
  Option 4                                  8.50        09/01/23     08/31/28
  Option 5                                  9.00        09/01/28     08/31/33

For federal income tax purposes, our depreciable basis in Park Center will be approximately $11,600,000. When we calculate depreciation expense, for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years.

Real estate taxes payable in 1998 for the tax year ended 1997 were $840,380. The real estate taxes payable were calculated by multiplying the assessed value by an equalizer of 2.1489% and a tax rate of 12.390%.

On December 4, 1998, a total of 153,050 square feet was leased to twenty-eight tenants at Park Center. The following tables set forth information with respect to the amount of and expiration of the leases at this Community Center:

                  Approximate                         Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option         ($)            ($)
  ------          ----------    -----     ------     -----------    -----------
Old Country Buffet   10,000     12/03     2/5 yr.      109,900         10.99
Radio Shack           3,125     01/99        -         331,250         10.00
Cub Foods            61,000     08/08     5/5 yr.      396,500          6.50
Firestone Tire        6,600     02/99        -          82,500         12.50
H & R Block           1,200     04/02     1/5 yr.       20,700         17.25
McDonald's            5,089     10/08     2/5 yr.       54,045         10.62
Blockbuster Video     6,400     09/03     2/5 yr.       86,400         13.50
Subway Sandwiches     1,600     03/00     1/5 yr.       27,200         17.00
Dana's Hallmark       4,375     12/01        -          48,125         11.00
Currency Exchange     1,600     11/03        -          31,200         19.50
RPM Cellular          1,600     10/01        -          22,400         14.00
One Hour Cleaners     1,300     04/99        -          23,374         17.98

                  Approximate                         Current        Rent per
                      GLA       Lease     Renewal    Annual Rent    Square Foot
  Lessee            Leased      Ends      Option         ($)            ($)
  ------          ----------    -----     ------     -----------    -----------
Dark Side of
  the Sun             1,755     04/01     1/1 yr.       17,550         10.00
The Collectors
  Gallery             1,620     01/99     2/3 yr.       23,490         14.50
TCF Consumer
  Financial           1,200     09/99     1/4 yr.       20,400         17.00
Amazing Fantasy
  Comics              1,200     01/01        -          14,400         12.00
Amato Hair Design     1,200     12/01        -          18,000         15.00
Tinley Park Florist   1,200     05/99        -          18,600         15.50
Insure One            1,200     08/01        -          18,720         15.60
Optimal Dental        1,200     06/02     1/5 yr.       16,800         14.00
El Famous Burrito     1,650     02/02    1/10 yr.       39,287         23.81
Able Camera           1,200     04/01     1/5 yr.       19,800         16.50
Kenny's for Ribs      2,350     03/02     2/3 yr.       33,558         14.28
We Care Hair          1,225Month to Month    -          28,775         23.49
Nail Salon            1,225     11/00        -          21,609         17.64
Chuck E. Cheese       9,040     01/99        -         149,160         16.50
Bud's Sport's
  Place IV           10,514     08/07        -          97,149          9.24
Powerhouse Gym       11,382     10/08        -          79,674          7.00
Vacant               40,129



                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    by Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   1998          -          -            -        1,549,467        -           -             -

   1999          7        24,085      349,374     1,544,361      14.51       12.47         22.62

   2000          2         2,825       51,014     1,218,775      18.06        1.46          4.19

   2001          7        12,530      169,845     1,186,156      13.56        6.49         14.32

   2002          4         6,400      113,589     1,029,390      17.75        3.31         11.03

   2003          3        18,000      244,720       928,207      13.60        9.32         26.36

   2004          -          -            -          689,746        -           -             -

   2005          -          -            -          701,128        -           -             -

   2006          -          -            -          712,510        -           -             -

   2007          1        10,514      102,091       712,510       9.71        5.44         14.33


(1) We made no assumptions regarding the  re-leasing  of  expired  leases.   It is the opinion of our
management that the space will be re-leased at market rates at the time of re-leasing.


We received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers. The appraisal reported a fair market value for the Park Center property, as of July 3, 1998, of $15,600,000. You should note that appraisals are estimates of value and, therefore, you should not rely upon them as a measure of true worth or realizable value.


Woodfield Commons, Schaumburg, Illinois

On December 2, 1998, we borrowed $13,500,000 and gave the lender a security interest in this property. The loan requires us to pay interest on a monthly basis at a rate equal to 6.5% per annum for five years. After the five year period, the rate then floats at prime plus 1/2 for the remaining two years of the loan. We paid loan fees at closing of $101,250.


          Real Property Investments - Potential Property Acquisitions

Plymouth Collection Center, Plymouth, Minnesota

We anticipate purchasing the entire fee simple interest in the Plymouth Collection Center located in Plymouth, Minnesota. The Plymouth Collection Center was constructed in 1998. It is a single story, multi-tenant Neighborhood Retail Center containing 40,815 rentable square feet. We anticipate purchasing the Plymouth Collection Center for approximately $6,626,000.

Circuit City, Traverse City, Michigan

We anticipate purchasing the entire fee simple interest in a Circuit City located in Traverse City, Michigan. This property was constructed in 1998 and is a single-user retail center containing 21,337 rentable square feet. We anticipate purchasing this property for approximately $2,900,000.

Hawthorn Hills Fashion Square, Vernon Hills, Illinois

We anticipate purchasing the entire fee simple interest in a Hawthorn Hills Fashion Square located in Vernon Hills, Illinois. This property was constructed in 1986 and is a single story multi-tenant retail center containing 204,584 rentable square feet. We anticipate purchasing this property for approximately $20,000,000.

Colonial Plaza Shopping Center, Bloomington, Illinois

We anticipate purchasing the entire fee simple interest in a Colonial Plaza Shopping Center located in Bloomington, Illinois. This property was constructed in 1962 and is a single story multi-tenant retail center containing 229,616 rentable square feet. We anticipate purchasing this property for approximately $13,700,000.

Hollywood Video, Hammond, Indiana

We anticipate purchasing the entire fee simple interest in a Hollywood Video located in Hammond, Indiana. This property was constructed in 1998 and is a single-user retail center containing 7,488 rentable square feet. We anticipate purchasing this property for approximately $1,374,000.



                             Plan of Distribution

We commenced this Offering  of  25,000,000  Shares  on  April  7,  1998.  As of
December 14, 1998, we had sold 14,429,281 shares resulting in net proceeds of $153,892,290.

Inland Securities Corporation, an Affiliate of our Advisor, serves as dealer manager of this Offering and is entitled to receive selling commissions and certain other fees, as discussed further in our Prospectus. As of December 14, 1998, the commissions and fees incurred to Inland Securities Corporation totaled $15,078,598. We also pay an Affiliate of our Advisor fees to manage and lease our properties. We incurred Property Management Fees of approximately $1,904,860 for the nine months ended September 30, 1998 and $1,120,000 for the year ended December 31, 1997. Our Advisor may also receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For the nine months ended September 30, 1998, we had incurred Advisor Asset Management Fees of $1,252,815. For the year ended December 31, 1997, we had incurred Advisor Asset Management Fees of $843,000. We may pay Acquisition Expenses up to .5% of the money that we raise in this Offering but in no event will we pay Acquisition Expenses on any individual property that exceeds 6% of the purchase price of any individual property. As of September 30, 1998, we had paid Acquisition Expenses of approximately $2,800,000.